EXHIBIT 10.11.2

         FOURTH AMENDMENT TO CREDIT AGREEMENT, LIMITED WAIVER, AND FIRST
                        AMENDMENT TO SECURITY AGREEMENT

         This FOURTH AMENDMENT TO CREDIT AGREEMENT, LIMITED WAIVER, AND FIRST AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is entered into as of August 18, 2000 by and among DITECH COMMUNICATIONS CORPORATION, a Delaware corporation ("Borrower"), and FLEET NATIONAL BANK (f/k/a BANKBOSTON, N.A.), a national banking association ("Lender"), with reference to the following facts:

         A. Borrower and Lender are parties to that certain Credit Agreement dated as of August 20, 1997, by and among the Borrower and the Lender, as amended (the "Credit Agreement"), and that certain Security Agreement dated as of August 20, 1997 (the "Security Agreement"). The Credit Agreement and all related and supporting documents collectively are referred to in this Amendment as the "Loan Documents."

         B. The parties desire to amend and waive certain provisions of the Credit Agreement, in accordance with the terms of this Amendment.

         NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

         2. WAIVER. Subject to the terms and conditions contained herein, and in reliance on the representations and warranties of the Borrower set forth herein, the Lender hereby waives all restrictions in the Credit Agreement that would prevent the Borrower from consummating the acquisitions of Telinnovation Service Corporation and Atmosphere Networks, Inc. Without limiting the generality of the provisions of Section 8.1 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written, and nothing in this Amendment shall be deemed to (i) constitute a waiver of compliance by the Borrower with any such provision of the Credit Agreement in any other instance, or (ii) constitute a waiver of any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Amendment, or (iii) prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents.

         3. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  (a) The following defined terms in Section 1.1 are amended to read as follows:

                           "CONSOLIDATED NET INCOME": For any period, the net income (or loss) after income taxes for such period of the Borrower and its consolidated

         Subsidiaries on a consolidated basis, excluding (i) any acquisition-related non-cash charges, and (ii) any extraordinary gains or losses, as determined in accordance with GAAP.

                           "MATURITY DATE":  August 20, 2001.

                           "REVOLVING COMMITMENT": Four Million Dollars
         ($4,000,000), as such amount may be reduced pursuant to Section 2.1(c).

                  (b) Section 6.2(c) is amended to read as follows:

                                    (c) FIXED CHARGE COVERAGE RATIO. As at the
         end of any fiscal quarter of the Borrower, permit the ratio of (a) the sum of (i) Consolidated Cash Flow, for the four quarters ending on any date of determination, minus (ii) Consolidated Capital Expenditures for such four quarters, minus (iii) Consolidated Taxes for such four quarters, to (b) Consolidated Debt Service for such four quarters, to be less than 1.50 to 1.00.

                  (c) Section 6.2(h) is amended to read as follows:

                                    (h) CONSOLIDATION, MERGER. Consolidate or
         merge with any other Person, liquidate, wind-up or dissolve itself or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, or permit any of its Subsidiaries to do any of the foregoing, except that:

                                             (i) any Subsidiary of the Borrower
         may be merged or consolidated with or into the Borrower or any wholly-owned Subsidiary of the Borrower, or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Subsidiary of the Borrower; provided that, in the case of such a merger or consolidation, the Borrower or such wholly-owned Subsidiary shall be the continuing or surviving corporation; and

                                             (ii) the Borrower may acquire the
         business, property, fixed assets or stock of Persons in a related business (each, an "Acquisition"), provided that (i) immediately following the consummation of any such Acquisition there shall exist no condition or event that constitutes an Event of Default or a Potential Event of Default and (ii) the aggregate fair market value of the consideration in the form of cash, assumed liabilities, or debt securities of the Borrower paid in all such Acquisitions during the term of this Agreement does not exceed $20,000,000 in the aggregate.

                  (d) Section 6.2(r) is amended to read as follows:

                                    (r) ADJUSTED QUICK RATIO. As at the end of
         any fiscal quarter of the Borrower, permit the ratio of (a) Consolidated Quick Assets to (b) the sum of (i) Consolidated Current Liabilities (excluding any Deferred Revenue Liabilities) plus (ii) the aggregate principal amount of outstanding Revolving Loans to be less than 2.00 to 1.00.

                  (e) EXHIBIT D is replaced with EXHIBIT D hereto.

         4. AMENDMENTS TO SECURITY AGREEMENT. The Security Agreement is hereby amended as follows:

                  (a) The term "Collateral" in Section 1 is amended to read as follows:

                                    (i) all now existing and hereafter arising
         accounts receivable, accounts, contract rights, royalties, license rights and all other forms of obligations owing to Grantor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Grantor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Grantor (collectively, the "Accounts");

                                    (ii) all books, records, ledger cards,
         files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                                    (iii) all proceeds, products, rents and
         profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

         5. CONDITIONS TO EFFECTIVENESS.

                  This Amendment shall become effective as of August 18, 2000 (the "Closing Date"), only upon:

                  (i) receipt by the Lender of the following (each of which shall be in form and substance satisfactory to the Lender and its counsel):

                           (a) counterparts of this Amendment duly executed on
behalf of the Borrower and the Lender;

                           (b) copies of resolutions of the Board of Directors
or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment; and

                  (ii) completion of such other matters and delivery of such other agreements, documents and certificates as Lender may reasonably request.

         6. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender that the following statements are true, correct and complete as of the effective date of this Amendment:

                  (a) CORPORATE POWER AND AUTHORITY. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Certificate of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lender.

                  (b) AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

                  (c) NO CONFLICT. The execution and delivery by the Borrower of this Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower.

                  (d) GOVERNMENTAL CONSENTS. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  (e) BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

                  (f) INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5.1 of the Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date).

                  (g) ABSENCE OF DEFAULT. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         7. MISCELLANEOUS.

                  (a) REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                           (i) On and after the Closing Date, each reference in
the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

                           (ii) Except as specifically amended by this
Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                           (iii) The execution, delivery and performance of this
Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any of the other Loan Documents.

                  (b) FEES AND EXPENSES. All costs and expenses of the Lender, including, but not limited to, reasonable attorneys' fees, incurred by the Lender in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with Section
8.5 of the Credit Agreement.

                  (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  (e) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DITECH COMMUNICATIONS CORPORATION


By: /s/  William J. Tamblyn
    -------------------------------
Title: Vice President Finance and Chief
        Financial Officer


FLEET NATIONAL BANK (F/K/A BANKBOSTON, N.A.)


By: /s/ William S. Rowe
    -------------------------------

Title: Assistant Vice President
       -----------------------------

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

         1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by Ditech Communications Corporation, a Delaware corporation (the "Borrower") to Fleet National Bank (f/k/a BankBoston, N.A.) (the "Lender") pursuant to Section 6.1(a)(iii)(B) of the Credit Agreement dated as of August 20, 1997 between the Borrower and the Lender. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the Borrower's:

         Fiscal quarter ended _________, 20__
         Fiscal year ended ________, 20__

         2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), (d), (r), (s), and (t) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.


      A. DEBT COVERAGE RATIO (SEC 6.2(a)):

                  (a)      Consolidated Debt                                                         $___________

                  (b)      Consolidated Cash Flow for the four-quarter                               $___________
                  period ending on the last day of the most recently
                  ended fiscal quarter

                  Ratio (a) to (b)                                          ____________

                  Maximum Permitted Ratio:

                                      Quarter Ending                            Ratio
                                      --------------                            -----
                  April 30, 1999                                           3.40  :  1.00
                  July 31, 1999                                            2.75  :  1.00
                  October 31, 1999                                         2.50  :  1.00
                  January 31, 2000                                         2.25  :  1.00
                  April 30, 2000 and thereafter                            2.00  :  1.00

      B. CASH FLOW COVERAGE RATIO (SEC 6.2(b)):

                  (a)      Consolidated Cash Flow for the four-quarter                               $___________
                  period ending on the last day of the most recently
                  ended fiscal quarter

                  (b)      Consolidated Interest Expense for the                                     $___________
                  four-quarter period ending on the last


                                      D-1


                  day of the most recently ended fiscal quarter

                  Ratio (a) to (b)

                  Minimum Permitted Ratio:


                                      Quarter Ending                            Ratio
                                      --------------                            -----
                  April 30, 1999                                           2.75  :  1.00
                  July 31, 1999                                            3.50  :  1.00
                  October 31, 1999                                         4.25  :  1.00
                  January 31, 2000 and thereafter                          5.00  :  1.00

      C. FIXED CHARGE COVERAGE RATIO (SEC 6.2(c)):

                  (a)                                                                                $___________

                           (i)      Consolidated Cash Flow for the              $___________
                           four-quarter period ending on the last day of
                           the most recently ended fiscal quarter

                           (ii)     minus Consolidated Capital                  $___________
                           Expenditures for such period

                           (iii)    minus Consolidated Taxes for such           $___________
                           period

                  (b)      Consolidated Debt Service for such period                                 $___________

                  Ratio (a) to (b)                                              ____________

                  Minimum Permitted Ratio:          1.50 : 1.00


      D. CONSOLIDATED NET INCOME (SEC. 6.2(d)):

                  (a)      Consolidated Net Income                                                   $___________

                  Required: (Commencing April 30, 1999)
                  (a) > $0


                                      D-2


      E. ADJUSTED QUICK RATIO (SEC. 6.2(r):

                  (a)      Consolidated Quick Assets                                                 $___________

                  (b)

                           (i)      Consolidated Current Liabilities            $___________
                           (excluding Deferred Revenue Liabilities)

                           (ii)     plus outstanding Revolving Loans            $___________

                  Ratio (a) to (b)                                              ____________

                  Minimum Permitted Ratio                                                            2.00  :  1.00


                  3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):_________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                  4. This Compliance Certificate is executed on __________, ____ by the Chief Executive Officer, Chief Financial Officer, or Controller of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                                            DITECH COMMUNICATIONS CORPORATION
                                            a Delaware corporation


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                      D-3